SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                              Current Report

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 1, 1999


                NEVSTAR GAMING & ENTERTAINMENT CORPORATION
             (Exact name of Registrant as specified in charter)


             NEVADA                     0-21071               88-0309578
    (State or other jurisdiction     (Commission          (IRS Employer
     of incorporation                 File Number       Identification No.)




      313 Pilot Road, Suite B, Las Vegas, Nevada         89119
       (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area (702) 269-1325



       Former Name or Former Address, If Changed Since Last Report


















ITEM 5. OTHER EVENTS

On February 1, 1999, NevStar Gaming and Entertainment Corporation
(NASDAQ-AMEX: NVST) announced the election and appointment of Mr. James E. Haglund to the Board of Directors to serve until the 1999 annual meeting of stockholders.

Mr. Haglund is President and CEO of Central Container which is a private, multi-million dollar manufacturer of packaging products located in Minneapolis, Minnesota. Mr. Haglund also owns a number of smaller businesses located in Minnesota. He joined Central Container as a partner in 1975 and became sole owner of the company in 1980. Under his leadership, Central has grown to be one of the premier providers of packaging materials from corrugated to electro-static discharge products.

Dr. Michael J. Signorelli, NevStar's Chairman, commented, "Jim's success reflects his excellent business leadership skills. He has and is on the boards of several major companies, is a Regent for a very prestigious higher educational facility and has represented his industry in both national and international associations. Having Jim Haglund on our board is a major step forward for NevStar."


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

99.2 Press Release dated February 1, 1999



FOR IMMEDIATE RELEASE
NASDAQ-AMEX TICKER SYMBOL: NVST

Contacts: Michael J. Signorelli, Chairman, CEO
Brent E. Duncan, CFO
(702) 269-1325


                NEVSTAR ANNOUNCES NEW BOARD MEMBER
Las Vegas, Nevada   Feb. 1, 1999   NevStar Gaming and Entertainment Corporation
(NASDAQ-AMEX: NVST) announced the addition of Mr. James E. Haglund to the Board of Directors.

Mr. Haglund is President and CEO of Central Container which is a private, multi-million dollar manufacturer of packaging products located in Minneapolis, Minnesota. Mr. Haglund also owns a number of smaller businesses located in Minnesota. He joined Central Container as a partner in 1975 and became sole owner of the company in 1980. Under his leadership, Central has grown to be one of the premier providers of packaging materials from corrugated to electro-static discharge products.

Dr. Michael J. Signorelli, NevStar's Chairman, commented, "Jim's success reflects his excellent business leadership skills. He has and is on the boards of several major companies, is a Regent for a very prestigious higher educational facility and has represented his industry in both national and international associations. Having Jim Haglund on our board is a major step forward for NevStar."

Mr. Haglund grew up on a farm in Isle, Minnesota and said, "I was born in Minnesota, received my education in Minnesota and my businesses are in Minnesota, but I see the opportunity NevStar has in Nevada and look forward to working with the board to help the corporation reach its destiny."

NevStar Gaming & Entertainment Corporation is a company formed for the purpose of acquiring, developing, constructing, owning and managing hotel/casino projects. Its initial hotel/casino, the Mesquite Star Hotel Casino in Mesquite, Nevada, has been operating since July 1, 1998.

Certain statements contained in this release are forward looking. Although NevStar Gaming & Entertainment Corporation believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. For important factors that may cause actual results to differ materially from expectations and underlying assumptions, see Company's Prospectus dated September 18, 1997, and its last filed Forms 10-KSB and 10-QSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on the 1st day of February, 1999. NEVSTAR GAMING & ENTERTAINMENT CORPORATION



By: /s/MICHAEL J. SIGNORELLI
       Michael J. Signorelli
Its: Chairman of the Board and
       Chief Executive Officer



By: /s/BRENT E. DUNCAN
       Brent E. Duncan
Its: Chief Financial Officer and Treasurer